Exhibit 99.1

FOR RELEASE: IMMEDIATELY	Frank Leto, President, CEO
FOR MORE INFORMATION CONTACT:	610-581-4730
Mike Harrington, CFO
610-526-2466

Bryn Mawr Bank Corporation Reports
Record Quarterly Earnings of $17.1 Million
and Record Annual Earnings of $63.8 Million
in First Full Fiscal Year with Royal Bank,
Declares $0.25 Dividend

BRYN MAWR, Pa., January 17, 2019 - Bryn Mawr Bank Corporation (NASDAQ: BMTC) (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”) today reported net income of $17.1 million, or $0.84 diluted earnings per share for the three months ended December 31, 2018, as compared to net income of $16.7 million, or $0.82 diluted earnings per share, for the three months ended September 30, 2018, and a net loss of $6.2 million, or ($0.35) diluted earnings per share, for the three months ended December 31, 2017.

On a non-GAAP basis, core net income, which excludes Tax Cuts and Jobs Act ("Tax Reform") related income tax charges, due diligence and merger-related expenses and other non-core income and expense items, as detailed in the appendix to this earnings release, was $17.2 million, or $0.84 diluted earnings per share, for the three months ended December 31, 2018, as compared to $17.1 million, or $0.84 diluted earnings per share, for the three months ended September 30, 2018, and $11.3 million, or $0.63 diluted earnings per share, for the three months ended December 31, 2017. Management believes the core net income measure is important in evaluating the Corporation’s performance on a more comparable basis between periods. A reconciliation of this and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

“We were pleased to conclude 2018 on a positive note, with fourth quarter and annual net income reaching all-time highs,” commented Frank Leto, President and Chief Executive Officer, continuing, “Contributions from our Royal Bank acquisition, continued momentum in our wealth division and capital markets area, and solid organic growth are reflected in our year-end results. During 2018 and early 2019 we have welcomed several key additions to our senior leadership team. The depth of knowledge and innovative ideas these new team members bring to BMT will enhance our customer experience, bring greater efficiencies to existing business processes and have us well positioned to execute our strategy as we enter 2019.”

The Board of Directors of the Corporation declared a quarterly dividend of $0.25 per share, payable March 1, 2019 to shareholders of record as of February 1, 2019.

SIGNIFICANT ITEMS OF NOTE

Results of Operations – Fourth Quarter 2018 Compared to Third Quarter 2018

•
Net income for the three months ended December 31, 2018 was $17.1 million, as compared to net income of $16.7 million for the three months ended September 30, 2018. Net interest income for the three months ended December 31, 2018 was $38.0 million, an increase of $1.3 million over the linked quarter. The provision for loan and lease losses (the “Provision”) for the three months ended December 31, 2018 increased $1.7 million as compared to the third quarter of 2018. Total noninterest income decreased $177 thousand, total noninterest expense increased $1.3 million, and income tax expense decreased $2.3 million for the three months ended December 31, 2018, as compared to the three months ended September 30, 2018.

On a non-GAAP basis, core net income, which excludes Tax Reform related income tax charges, due diligence and merger-related expenses and other non-core income and expense items, as detailed in the appendix to this earnings release, was $17.2 million, or $0.84 per diluted share, for the three months ended December 31, 2018, as compared to $17.1 million or $0.84 per diluted share, for the three months ended September 30, 2018. Management believes the core net income measure is important in evaluating the Corporation’s performance on a more comparable basis between periods. A reconciliation of this and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

•
Net interest income for the three months ended December 31, 2018 was $38.0 million, an increase of $1.3 million over the linked quarter. Items contributing to the increase included increases of $2.1 million and $228 thousand in interest and fees on loans and leases and interest on investment securities, respectively, and a decrease of $415 thousand in interest expense on short-term borrowings, partially offset by a $1.5 million increase in interest on deposits for the three months ended December 31, 2018 as compared to the linked quarter ended September 30, 2018.

•
Tax-equivalent net interest income for the three months ended December 31, 2018 was $38.1 million, an increase of $1.3 million over the linked quarter. Tax-equivalent net interest income for the fourth quarter 2018 was positively impacted by the accretion of purchase accounting fair value marks of $2.7 million as compared to $1.7 million for the linked quarter. Excluding the effects of these purchase accounting fair value marks, the adjusted tax-equivalent net interest income for the three months ended December 31, 2018 was $35.4 million, an increase of $269 thousand over the linked quarter.

Tax-equivalent interest and fees on loans and leases for the three months ended December 31, 2018 increased $2.1 million over the linked quarter. Average loans and leases for the three months ended December 31, 2018 increased $19.8 million over the linked quarter and experienced a 21 basis point increase in tax-equivalent yield.

Tax-equivalent interest income on available for sale investment securities increased $156 thousand for the fourth quarter of 2018 as compared to the linked quarter. Average available for sale investment securities increased by $6.9 million over the linked quarter and experienced an eight basis point tax-equivalent yield increase.

Interest expense on deposits for the three months ended December 31, 2018 increased $1.5 million over the linked quarter. Average interest-bearing deposits increased $109.2 million coupled with a 19 basis point increase in the rate paid on deposits as compared to the linked quarter.

Interest expense on short-term borrowings for the three months ended December 31, 2018 decreased $415 thousand over the linked quarter primarily due to a $79.8 million decrease in average short-term borrowings for the three months ended December 31, 2018 as compared to the linked quarter.

•
The tax-equivalent net interest margin was 3.79% for the three months ended December 31, 2018 as compared to 3.69% for the linked quarter. Adjusting for the impact of the accretion of purchase accounting fair value marks, the adjusted tax-equivalent net interest margin was 3.52% for both the three months ended December 31, 2018 and the linked quarter.

•
Noninterest income of $18.1 million for the three months ended December 31, 2018 decreased $177 thousand as compared to the linked quarter. Contributing to the decrease was a decrease in other operating income of $2.2 million partially offset by increases of $975 thousand, $674 thousand, and $657 thousand in net gain on sale of loans, fees for wealth management services and capital markets revenue, respectively. The $2.2 million decrease in other operating income was primarily due to an $859 thousand loss on trading securities recorded in the fourth quarter of 2018 due to market fluctuations affecting the Corporation's executive and director supplemental retirement plan assets. Recoveries of purchase accounting fair value marks resulting from pay-offs of previously acquired credit impaired loans decreased $1.1 million over the linked quarter.

•
Noninterest expense of $34.8 million for the three months ended December 31, 2018 increased $1.2 million as compared to $33.6 million for the third quarter of 2018. The increase on a linked quarter basis was primarily due to increases of $1.4 million, $529 thousand, $418 thousand, and $300 thousand in salaries and wages, professional fees, occupancy and bank premises expenses and furniture, fixtures and equipment expense, respectively, partially offset by decreases of $1.1 million, $389 thousand, and $379 thousand in other operating expenses, due diligence, merger-related and merger integration expenses and employee benefits, respectively. The linked quarter increase in salaries and wages expense was largely driven by recruiting efforts of certain key leadership positions and increases in our incentive accruals which, combined, approximated $1.3 million for the fourth quarter of 2018.

•
The Provision increased $1.7 million for the three months ended December 31, 2018 to $2.4 million, as compared the third quarter of 2018. During the third quarter of 2018, the effect of sustained improving qualitative factors associated with the economy resulted in a decrease in the needed allowance for loan and leases losses (the “Allowance”) and reduced the Provision recorded in the third quarter of 2018. During the fourth quarter of 2018, the additional Allowance was primarily associated with the increased loan volume. Net loan and lease charge-offs for the fourth quarter of 2018 totaled $1.6 million, as compared to $1.4 million for the third quarter of 2018. Nonperforming loans and leases as of December 31, 2018 totaled $12.8 million, an increase of $3.8 million from September 30, 2018. The increase in nonperforming loans was comprised primarily of real estate collateralized loans for which management performs an impairment analysis. All nonperforming loans are carried at their net realizable value.

•
The effective tax rate for the fourth quarter of 2018 decreased to 9.3% from 19.6% for the third quarter of 2018. The decrease in the effective tax rate was primarily due to a $2.6 million tax benefit recorded in the fourth quarter of 2018 for certain discrete items included on our 2017 tax return that was filed during the fourth quarter of 2018. The effective tax rate for the year ended December 31, 2018 excluding discrete income tax benefits was 21.7%.

Results of Operations – Fourth Quarter 2018 Compared to Fourth Quarter 2017

•
Net income for the three months ended December 31, 2018 was $17.1 million, or $0.84 diluted earnings per share, as compared to a net loss of $6.2 million, or diluted earnings per share of ($0.35) for the same period in 2017. The $23.3 million increase was primarily due to an $18.2 million decrease in income tax expense. Contributing to the decrease in income tax expense was the absence of the $15.2 million one-time income tax charge related to the re-measurement of the Corporation’s net deferred tax asset, triggered by Tax Reform, during the fourth quarter of 2017, and a $2.6 million tax benefit recorded in the fourth quarter of 2018 for certain discrete items included on our 2017 tax return that was filed during the fourth quarter of 2018.

Also contributing to the net income increase were increases of $6.4 million and $2.6 million in net interest income after Provision and noninterest income, respectively, partially offset by a $3.8 million increase in noninterest expense.

On a non-GAAP basis, core net income, which excludes Tax Reform related income tax charges, due diligence and merger-related expenses and other non-core income and expense items, as detailed in the appendix to this earnings release, was $17.2 million, or $0.84 per diluted share, for the three months ended December 31, 2018 as compared to $11.3 million, or $0.63 per diluted share, for the same period in 2017. Management believes the core net income measure is important in evaluating the Corporation’s performance on a more comparable basis between periods. A reconciliation of this and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

•
Net interest income for the three months ended December 31, 2018 was $38.0 million, an increase of $7.7 million as compared to the same period in 2017. Items contributing to the increase included increases of $11.9 million and $778 thousand in interest and fees on loans and leases and interest on investment securities, respectively, partially offset by increases of $4.3 million and $627 thousand in interest on deposits and interest on subordinated notes for the three months ended December 31, 2018 as compared to the same period in 2017.

•
Tax-equivalent net interest income for the three months ended December 31, 2018 was $38.1 million, an increase of $7.6 million as compared to the same period in 2017. Tax-equivalent net interest income for the fourth quarter 2018 was positively impacted by the accretion of purchase accounting fair value marks of $2.7 million as compared to $320 thousand for the same period in 2017. Excluding the effects of these purchase accounting fair value marks, the adjusted tax-equivalent net interest income for the three months ended December 31, 2018 was $35.4 million, an increase of $5.2 million as compared to the same period in 2017.

Tax-equivalent interest and fees on loans and leases increased $11.9 million for the three months ended December 31, 2018 as compared to the same period in 2017. Average loans and leases for the fourth quarter of 2018 increased $594.2 million from the same period in 2017 and experienced a 59 basis point increase in tax-equivalent yield. The increase in average loans and leases was primarily related to the loans and leases acquired in the merger with Royal Bancshares of Pennsylvania, Inc. (the “Royal Bank merger”) in December 2017 which initially increased loans and leases by $566.2 million, as well as organic loan growth between the periods.

Average available for sale investment securities increased by $49.3 million for the three months ended December 31, 2018 as compared to the same period in 2017 and experienced a 31 basis point tax-equivalent yield increase. The increase in average balances and yield on available for sale investment securities resulted in a $678 thousand increase in tax-equivalent interest income on available for sale investment securities for the fourth quarter of 2018 as compared to the same period in 2017.

Partially offsetting the effect on net interest income associated with the increase in average loans and leases and available for sale investment securities was a $4.3 million increase in interest expense on deposits for the three months ended December 31, 2018 as compared to the same period in 2017. Average interest-bearing deposits increased by $571.2 million, coupled with a 54 basis point increase in rate paid for the fourth quarter of 2018 as compared to the same period in 2017. The increase in average interest-bearing deposits for the fourth quarter of 2018 as compared to the same period in 2017 was largely related to the interest-bearing deposits assumed in the Royal Bank merger, which initially totaled $494.8 million.

In addition to the increased interest expense on deposits, interest expense on subordinated debt and junior subordinated debt increased $627 thousand and $296 thousand, respectively, for the three months ended December 31, 2018 as compared to the same period in 2017. Average subordinated notes for the three months ended December 31, 2018 increased $54.7 million as compared to the same period in 2017 with the rate paid decreasing by eight basis points to 4.61% for the three months ended December 31, 2018. The volume increase in subordinated notes was the result of the December 13, 2017 issuance of $70 million ten-year, 4.25% fixed-to-floating subordinated notes. Average junior subordinated debentures for the three months ended December 31, 2018 increased $17.6 million as compared to the same period in 2017 as the Corporation acquired $21.4 million of floating rate junior subordinated debentures, currently at a 6.30% rate, in the Royal Bank merger.

•
The tax-equivalent net interest margin was 3.79% for the three months ended December 31, 2018 as compared to 3.62% for the same period in 2017. Adjusting for the impact of the accretion of purchase accounting fair value marks, the adjusted tax-equivalent net interest margin was 3.52% and 3.58% for three months ended December 31, 2018 and 2017, respectively.

•
Noninterest income of $18.1 million for the three months ended December 31, 2018 increased by $2.6 million as compared to the same period in 2017. Contributing to this increase were increases of $1.1 million, $1.0 million, and $767 thousand in net gain on sale of loans, fees for wealth management services and capital markets revenue, respectively. The increase in fees for wealth management services related to the $460.8 million increase in wealth assets under management, administration, supervision and brokerage between December 31, 2018 and December 31, 2017. Partially offsetting the increase in noninterest income was a decrease of $539 thousand in other operating income which was primarily due to an $859 thousand loss on trading securities recorded in the fourth quarter of 2018 due to market fluctuations affecting the Corporation's executive and director supplemental retirement plan assets.

•
Noninterest expense of $34.8 million for the three months ended December 31, 2018 increased $3.8 million as compared to the same period in 2017. Contributing to the $3.8 million increase were increases of $4.3 million, $757 thousand, $554 thousand, and $487 thousand in salaries and wages, professional fees, furniture, fixtures and equipment expense and occupancy and bank premises expenses, respectively. A majority of these increases were related to the additional expenses associated with the staff and facilities assumed in the Royal Bank merger. Partially offsetting the increase in noninterest expense were decreases of $3.5 million and $425 thousand in due diligence, merger-related and merger integration expenses and other operating expenses, respectively, for the three months ended December 31, 2018 as compared to the same period in 2017.

•
The Provision increased $1.3 million for the three months ended December 31, 2018 to $2.4 million, as compared the same period in 2017. The primary contributors to the increased Provision were the $1.1 million increase in charge-offs for the fourth quarter of 2018 as compared to the same period in 2017 as well as the additional Allowance associated with the increased loan volume. Net loan and lease charge-offs for the fourth quarter of 2018 were $1.6 million as compared to $556 thousand for the same period in 2017. Nonperforming loans and leases as of December 31, 2018 totaled $12.8 million, an increase of $4.2 million from December 31, 2017. The increase in nonperforming loans was comprised primarily of real estate collateralized loans for which management performs an impairment analysis. All nonperforming loans are carried at their net realizable value.

•
The effective tax rate for the fourth quarter of 2018 decreased significantly as compared to the fourth quarter of 2017. The decrease in effective tax rate was primarily related to the $15.2 million one-time income tax charge related to the re-measurement of the Corporation’s net deferred tax asset, triggered by Tax Reform, during the fourth quarter of 2017, and a $2.6 million tax benefit recorded in the fourth quarter of 2018 for certain discrete items included on our 2017 tax return that was filed during the fourth quarter of 2018. The effective tax rates for the years-ended December 31, 2018 and 2017 excluding discrete income tax benefits were 21.7% and 35.1%, respectively.

Financial Condition – December 31, 2018 Compared to December 31, 2017

•
Total assets as of December 31, 2018 were $4.65 billion, an increase of $202.8 million from December 31, 2017. The increase is primarily due to the increases in portfolio loans and leases and available for sale investment securities discussed in the bullet points below.

•
Available for sale investment securities as of December 31, 2018 totaled $737.4 million, an increase of $48.2 million from December 31, 2017. Increases of $44.8 million, $14.9 million, and $2.6 million in U.S. government and agency securities, mortgage-backed securities, and collateralized mortgage obligations, respectively, were partially offset by decreases of $10.0 million and $3.5 million in state & political subdivision securities and other investments, respectively.

•
Total portfolio loans and leases of $3.43 billion as of December 31, 2018 increased by $141.3 million from December 31, 2017, an increase of 4.3%. Increases of $134.1 million, $35.5 million, $29.1 million and $8.7 million in commercial mortgages, residential mortgages, leases and consumer loans, respectively, were offset by decreases of $31.4 million, $23.7 million and $10.9 million in construction loans, commercial and industrial loans and home equity loans and lines, respectively.

•
The Allowance as of December 31, 2018 was $19.4 million, or 0.57% of portfolio loans and leases, as compared to $17.5 million, or 0.53% of portfolio loans and leases as of December 31, 2017. In addition to the ratio of Allowance to portfolio loans and leases, management also calculates two non-GAAP measures: the Allowance for originated loans and leases as a percentage of originated loans and leases, which was 0.67% as of December 31, 2018, as compared to 0.70% as of December 31, 2017, and the Allowance plus the remaining loan mark as a percentage of gross loans, which was 1.08% as of December 31, 2018, as compared to 1.58% as of December 31, 2017. The 50 basis point decrease in the Allowance plus the remaining loan mark as a percentage of gross loans non-GAAP measure is primarily related to the decrease in the remaining loan mark from $34.8 million as of December 31, 2017 to $17.8 million as of December 31, 2018 coupled with the increase in portfolio loans between the respective dates. The decrease in the remaining loan mark was primarily attributable to normal amortization and accelerated amortization related to pre-payments. A reconciliation of these and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

•
Deposits of $3.60 billion as of December 31, 2018 increased $225.3 million from December 31, 2017. Increases of $183.4 million, $153.3 million, and $10.5 million in interest-bearing demand accounts, wholesale time deposits, and retail time deposits, respectively, were partially offset by decreases of $91.5 million, $23.2 million, and $7.2 million in savings accounts, noninterest-bearing demand accounts, and wholesale non-maturity deposits, respectively.

•
Borrowings of $427.8 million as of December 31, 2018, which include short-term borrowings, long-term FHLB advances, subordinated notes and junior subordinated debentures, decreased $69.0 million from December 31, 2017. The decrease was comprised of an $83.8 million decrease in long-term FHLB advances, partially offset by a $14.5 million increase in short-term borrowings.

•	Wealth assets under management, administration, supervision and brokerage totaled $13.43 billion as of December 31, 2018, an increase of $460.8 million from December 31, 2017.

•	The capital ratios for the Bank and the Corporation, as of December 31, 2018, as shown in the attached tables, indicate levels above the regulatory minimum to be considered “well capitalized.”

•
During 2018, in accordance with the 2015 Stock Repurchase Plan, 149,284 shares of the Corporation’s common stock were repurchased at an average price of $39.76.  All share repurchases were accomplished in open market transactions.

FORWARD LOOKING STATEMENTS AND SAFE HARBOR
This press release contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “may,” “would,” “should,” “could,” “will,” “likely,” “possibly,” “expect,” “anticipate,” “intend,” “indicate,” “estimate,” “target,” “potentially,” “promising,” “probably,” “outlook,” “predict,” “contemplate,” “continue,” “plan,” “forecast,” “project,” “are optimistic,” “are looking,” “are looking forward” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this press release are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors, many of which are beyond the Corporation's control, could cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so our business and financial condition and results of operations could be materially and adversely affected. Such factors include, among others, our inability to successfully integrate acquired businesses, the possibility that integration may take longer than anticipated or be more costly to complete and that the anticipated benefits, including any anticipated cost savings or strategic gains may be significantly harder to achieve or take longer than anticipated or may not be achieved, our need for capital, our ability to control operating costs and expenses, and to manage loan and lease delinquency rates; the credit risks of lending activities and overall quality of the composition of our loan, lease and securities portfolio; the impact of economic conditions, consumer and business spending habits, and real estate market conditions on our business and in our market area; changes in the levels of general interest rates, deposit interest rates, or net interest margin and funding sources; changes in banking regulations and policies and the possibility that any banking agency approvals we might require for certain activities will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; changes in accounting policies and practices; litigation; cybersecurity events; the inability of key third-party providers to perform their obligations to us; our ability to attract and retain key personnel; competition in our marketplace; war or terrorist activities; material differences in the actual financial results, cost savings and revenue enhancements associated with our acquisitions; and other factors as described in our securities filings. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, as updated by our quarterly or other reports subsequently filed with the SEC.

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Bryn Mawr Bank Corporation
Summary Financial Information (unaudited)
(dollars in thousands, except per share data)

	As of or For the Three Months Ended					For the Twelve Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Consolidated Balance Sheet (selected items)
Interest-bearing deposits with banks	$34,357	$35,233	$39,924	$24,589	$48,367
Investment securities	753,628	545,320	547,088	550,199	701,744
Loans held for sale	1,749	4,111	4,204	5,522	3,794
Portfolio loans and leases	3,427,154	3,381,475	3,389,501	3,305,795	3,285,858
Allowance for loan and lease losses ("ALLL")	(19,426)	(18,684)	(19,398)	(17,662)	(17,525)
Goodwill and other intangible assets	207,467	208,165	208,139	207,287	205,855
Total assets	4,652,485	4,388,442	4,394,203	4,300,376	4,449,720
Deposits - interest-bearing	2,697,468	2,522,863	2,466,529	2,452,421	2,448,954
Deposits - non-interest-bearing	901,619	834,363	892,386	863,118	924,844
Short-term borrowings	252,367	226,498	227,059	173,704	237,865
Long-term FHLB advances	55,374	72,841	87,808	107,784	139,140
Subordinated notes	98,526	98,482	98,491	98,448	98,416
Jr. subordinated debentures	21,580	21,538	21,497	21,456	21,416
Total liabilities	4,087,781	3,837,017	3,851,700	3,767,315	3,921,601
Total shareholders' equity	564,704	551,425	542,503	533,061	528,119
Average Balance Sheet (selected items)
Interest-bearing deposits with banks	38,957	37,467	37,215	38,044	43,962	37,550	34,122
Investment securities	554,265	546,998	549,249	535,471	499,968	546,549	446,681
Loans held for sale	2,005	4,932	4,413	2,848	3,966	3,551	3,945
Portfolio loans and leases	3,397,479	3,374,767	3,348,926	3,288,364	2,801,289	3,352,744	2,660,999
Total interest-earning assets	3,992,706	3,964,164	3,939,803	3,864,727	3,349,185	3,940,394	3,145,747
Goodwill and intangible assets	207,893	207,880	208,039	205,529	142,652	207,343	130,791
Total assets	4,413,000	4,376,148	4,344,541	4,246,180	3,640,667	4,352,122	3,416,146
Deposits - interest-bearing	2,602,412	2,493,213	2,489,296	2,435,491	2,031,170	2,506,557	1,902,536
Short-term borrowings	128,429	208,201	205,323	172,534	180,650	178,582	128,008
Long-term FHLB advances	67,363	81,460	102,023	123,920	134,605	93,503	161,004
Subordinated notes	98,497	98,457	98,463	98,430	43,844	98,462	33,153
Jr. subordinated debentures	21,553	21,511	21,470	21,430	3,957	21,491	997
Total interest-bearing liabilities	2,918,254	2,902,842	2,916,575	2,851,805	2,394,226	2,898,595	2,225,698
Total liabilities	3,856,694	3,828,241	3,810,640	3,719,746	3,213,349	3,810,537	3,016,876
Total shareholders' equity	556,306	547,907	533,901	526,434	427,318	541,585	399,270

Bryn Mawr Bank Corporation
Summary Financial Information (unaudited)
(dollars in thousands, except per share data)

	As of or For the Three Months Ended					For the Twelve Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Income Statement
Net interest income	$37,987	$36,729	$37,316	$37,439	$30,321	$149,471	$115,127
Provision for loan and lease losses	2,362	664	3,137	1,030	1,077	7,193	2,618
Noninterest income	18,097	18,274	20,075	19,536	15,536	75,982	59,132
Noninterest expense	34,845	33,592	35,836	36,030	31,056	140,303	114,395
Income tax expense	1,746	4,066	3,723	4,630	19,924	14,165	34,230
Net income	17,131	16,681	14,695	15,285	(6,200)	63,792	23,016
Net (loss) income attributable to noncontrolling interest	(5)	(1)	7	(1)	—	—	—
Net income (loss) attributable to Bryn Mawr Bank Corporation	17,136	16,682	14,688	15,286	(6,200)	63,792	23,016
Basic earnings (loss) per share	0.85	0.82	0.73	0.76	(0.35)	3.15	1.34
Diluted earnings (loss) per share	0.84	0.82	0.72	0.75	(0.35)	3.13	1.32
Net income (core) (1)	17,167	17,140	17,031	19,282	11,255	70,620	42,111
Basic earnings per share (core) (1)	0.85	0.85	0.84	0.95	0.64	3.49	2.46
Diluted earnings per share (core) (1)	0.84	0.84	0.83	0.94	0.63	3.46	2.42
Dividends paid or accrued per share	0.25	0.25	0.22	0.22	0.22	0.94	0.86
Profitability Indicators
Return on average assets	1.54%	1.51%	1.36%	1.46%	(0.68)%	1.47%	0.67%
Return on average equity	12.22%	12.08%	11.03%	11.78%	(5.76)%	11.78%	5.76%
Return on tangible equity(1)	20.37%	20.25%	18.90%	20.15%	(8.02)%	19.91%	9.23%
Return on tangible equity (core)(1)	20.40%	20.78%	21.78%	25.19%	16.29%	21.95%	21.86%
Return on average assets (core)(1)	1.54%	1.55%	1.57%	1.84%	1.23%	1.62%	1.23%
Return on average equity (core)(1)	12.24%	12.41%	12.79%	14.85%	10.45%	13.04%	10.55%
Tax-equivalent net interest margin	3.79%	3.69%	3.81%	3.94%	3.62%	3.80%	3.69%
Efficiency ratio(1)	60.35%	58.75%	55.57%	54.12%	58.64%	57.17%	60.61%
Share Data
Closing share price	$34.40	$46.90	$46.30	$43.95	$44.20
Book value per common share	$28.01	$27.18	$26.80	$26.35	$26.19
Tangible book value per common share	$17.75	$16.95	$16.55	$16.14	$16.02
Price / book value	122.81%	172.55%	172.76%	166.79%	168.74%
Price / tangible book value	193.80%	276.70%	279.74%	272.35%	275.94%
Weighted average diluted shares outstanding	20,321,283	20,438,376	20,413,578	20,450,494	17,844,672	20,390,167	17,398,923
Shares outstanding, end of period	20,163,816	20,291,416	20,242,893	20,229,896	20,161,395
Wealth Management Information:
Wealth assets under mgmt, administration, supervision and brokerage (2)	$13,429,544	$13,913,265	$13,404,723	$13,146,926	$12,968,738
Fees for wealth management services	$11,017	$10,343	$10,658	$10,308	$9,974

Bryn Mawr Bank Corporation
Summary Financial Information (unaudited)
(dollars in thousands, except per share data)

	As of or For the Three Months Ended					For the Twelve Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Capital Ratios(3)
Bryn Mawr Trust Company ("BMTC")
Tier I capital to risk weighted assets ("RWA")	11.44%	11.55%	11.34%	11.29%	11.10%
Total capital to RWA	12.00%	12.10%	11.91%	11.82%	11.65%
Tier I leverage ratio	9.48%	9.47%	9.49%	9.39%	10.76%
Tangible equity ratio (1)	8.95%	9.29%	9.27%	9.19%	8.67%
Common equity Tier I capital to RWA	11.44%	11.55%	11.34%	11.29%	11.10%

Bryn Mawr Bank Corporation ("BMBC")
Tier I capital to RWA	10.94%	10.90%	10.46%	10.46%	10.42%
Total capital to RWA	14.32%	14.33%	13.87%	13.93%	13.92%
Tier I leverage ratio	9.06%	8.94%	8.75%	8.71%	10.10%
Tangible equity ratio (1)	8.05%	8.23%	8.00%	7.98%	7.61%
Common equity Tier I capital to RWA	10.34%	10.29%	9.86%	9.85%	9.87%

Asset Quality Indicators
Net loan and lease charge-offs ("NCO"s)	$1,620	$1,378	$1,401	$893	$556	$5,292	$2,579

Nonperforming loans and leases ("NPL"s)	$12,820	$8,990	$9,448	$7,533	$8,579
Other real estate owned ("OREO")	417	529	531	300	304
Total nonperforming assets ("NPA"s)	$13,237	$9,519	$9,979	$7,833	$8,883

Nonperforming loans and leases 30 or more days past due	$7,765	$4,906	$6,749	$5,775	$6,983
Performing loans and leases 30 to 89 days past due	5,464	9,145	10,378	6,547	7,958
Performing loans and leases 90 or more days past due	—	—	—	—	—
Total delinquent loans and leases	$13,229	$14,051	$17,127	$12,322	$14,941

Delinquent loans and leases to total loans and leases	0.39%	0.42%	0.50%	0.37%	0.45%
Delinquent performing loans and leases to total loans and leases	0.16%	0.27%	0.31%	0.20%	0.24%
NCOs / average loans and leases (annualized)	0.19%	0.16%	0.17%	0.11%	0.08%	0.16%	0.10%
NPLs / total portfolio loans and leases	0.37%	0.27%	0.28%	0.23%	0.26%
NPAs / total loans and leases and OREO	0.39%	0.28%	0.29%	0.24%	0.27%
NPAs / total assets	0.28%	0.22%	0.23%	0.18%	0.20%
ALLL / NPLs	151.53%	207.83%	205.31%	234.46%	204.28%
ALLL / portfolio loans	0.57%	0.55%	0.57%	0.53%	0.53%
ALLL for originated loans and leases / Originated loans and leases (1)	0.67%	0.68%	0.71%	0.69%	0.70%
(Total ALLL + Loan mark) / Total Gross portfolio loans and leases (1)	1.08%	1.28%	1.35%	1.50%	1.58%

Troubled debt restructurings ("TDR"s) included in NPLs	$1,217	$1,208	$1,044	$1,125	$3,289
TDRs in compliance with modified terms	9,745	4,316	4,117	5,235	5,800
Total TDRs	$10,962	$5,524	$5,161	$6,360	$9,089

(1)	Non-GAAP measure - see Appendix for Non-GAAP to GAAP reconciliation.

(2)	Brokerage assets represent assets held at a registered broker dealer under a clearing agreement.

(3)	Capital Ratios for the current quarter are to be considered preliminary until the Call Reports are filed.

Bryn Mawr Bank Corporation
Detailed Balance Sheets (unaudited)
(dollars in thousands)

	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Assets
Cash and due from banks	$14,099	$10,121	$7,318	$7,804	$11,657
Interest-bearing deposits with banks	34,357	35,233	39,924	24,589	48,367
Cash and cash equivalents	48,456	45,354	47,242	32,393	60,024
Investment securities, available for sale	737,442	528,064	531,075	534,103	689,202
Investment securities, held to maturity	8,684	8,916	7,838	7,885	7,932
Investment securities, trading	7,502	8,340	8,175	8,211	4,610
Loans held for sale	1,749	4,111	4,204	5,522	3,794
Portfolio loans and leases, originated	2,885,251	2,752,160	2,700,815	2,564,827	2,487,296
Portfolio loans and leases, acquired	541,903	629,315	688,686	740,968	798,562
Total portfolio loans and leases	3,427,154	3,381,475	3,389,501	3,305,795	3,285,858
Less: Allowance for losses on originated loan and leases	(19,329)	(18,612)	(19,181)	(17,570)	(17,475)
Less: Allowance for losses on acquired loan and leases	(97)	(72)	(217)	(92)	(50)
Total allowance for loan and lease losses	(19,426)	(18,684)	(19,398)	(17,662)	(17,525)
Net portfolio loans and leases	3,407,728	3,362,791	3,370,103	3,288,133	3,268,333
Premises and equipment	65,648	63,281	54,185	54,986	54,458
Accrued interest receivable	12,585	13,232	13,115	12,521	14,246
Mortgage servicing rights	5,047	5,328	5,511	5,706	5,861
Bank owned life insurance	57,844	57,543	57,243	56,946	56,667
Federal Home Loan Bank ("FHLB") stock	14,530	14,678	16,678	15,499	20,083
Goodwill	184,012	183,864	183,162	182,200	179,889
Intangible assets	23,455	24,301	24,977	25,087	25,966
Other investments	16,526	16,529	16,774	11,720	12,470
Other assets	61,277	52,110	53,921	59,464	46,185
Total assets	$4,652,485	$4,388,442	$4,394,203	$4,300,376	$4,449,720

Liabilities
Deposits
Noninterest-bearing	$901,619	$834,363	$892,386	$863,118	$924,844
Interest-bearing	2,697,468	2,522,863	2,466,529	2,452,421	2,448,954
Total deposits	3,599,087	3,357,226	3,358,915	3,315,539	3,373,798
Short-term borrowings	252,367	226,498	227,059	173,704	237,865
Long-term FHLB advances	55,374	72,841	87,808	107,784	139,140
Subordinated notes	98,526	98,482	98,491	98,448	98,416
Jr. subordinated debentures	21,580	21,538	21,497	21,456	21,416
Accrued interest payable	6,652	7,193	5,230	4,814	3,527
Other liabilities	54,195	53,239	52,700	45,570	47,439
Total liabilities	4,087,781	3,837,017	3,851,700	3,767,315	3,921,601

Shareholders' equity
Common stock	24,545	24,533	24,453	24,439	24,360
Paid-in capital in excess of par value	374,010	373,205	372,227	371,319	371,486
Less: common stock held in treasury, at cost	(75,883)	(70,437)	(68,943)	(68,787)	(68,179)
Accumulated other comprehensive (loss) income, net of tax	(7,513)	(13,402)	(11,191)	(9,664)	(4,414)
Retained earnings	250,230	238,204	226,634	216,438	205,549
Total Bryn Mawr Bank Corporation shareholders' equity	565,389	552,103	543,180	533,745	528,802
Noncontrolling interest	(685)	(678)	(677)	(684)	(683)
Total shareholders' equity	564,704	551,425	542,503	533,061	528,119
Total liabilities and shareholders' equity	$4,652,485	$4,388,442	$4,394,203	$4,300,376	$4,449,720

Bryn Mawr Bank Corporation
Supplemental Balance Sheet Information (unaudited)
(dollars in thousands)

	Portfolio Loans and Leases as of
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Commercial mortgages	$1,657,436	$1,618,493	$1,613,721	$1,541,457	$1,523,377
Home equity loans and lines	207,351	207,806	206,429	211,469	218,275
Residential mortgages	494,355	467,402	449,060	453,655	458,886
Construction	181,078	178,493	190,874	202,168	212,454
Total real estate loans	2,540,220	2,472,194	2,460,084	2,408,749	2,412,992
Commercial & Industrial	695,584	722,999	745,306	727,231	719,312
Consumer	46,814	47,809	51,462	48,423	38,153
Leases	144,536	138,473	132,649	121,392	115,401
Total non-real estate loans and leases	886,934	909,281	929,417	897,046	872,866
Total portfolio loans and leases	$3,427,154	$3,381,475	$3,389,501	$3,305,795	$3,285,858

	Nonperforming Loans and Leases as of
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Commercial mortgages	$2,568	$735	$1,011	$138	$872
Home equity loans and lines	3,616	1,933	2,323	1,949	1,481
Residential mortgages	3,452	2,770	2,647	2,603	4,417
Construction	—	291	—	—	—
Total nonperforming real estate loans	9,636	5,729	5,980	4,690	6,770
Commercial & Industrial	2,101	1,782	1,585	2,499	1,706
Consumer	108	117	—	—	—
Leases	975	1,362	1,882	344	103
Total nonperforming non-real estate loans and leases	3,184	3,261	3,468	2,843	1,809
Total nonperforming portfolio loans and leases	$12,820	$8,990	$9,448	$7,533	$8,579

	Net Loan and Lease Charge-Offs (Recoveries) for the Three Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Commercial mortgage	$249	$56	$13	$(3)	$51
Home equity loans and lines	107	—	199	25	(5)
Residential	304	(12)	(1)	—	88
Construction	—	—	(1)	(1)	(1)
Total net charge-offs of real estate loans	660	44	210	21	133
Commercial & Industrial	298	304	467	283	125
Consumer	147	71	41	48	55
Leases	515	959	683	541	243
Total net charge-offs of non-real estate loans and leases	960	1,334	1,191	872	423
Total net charge-offs	$1,620	$1,378	$1,401	$893	$556

Bryn Mawr Bank Corporation
Supplemental Balance Sheet Information (unaudited)
(dollars in thousands)

	Investment Securities Available for Sale, at Fair Value
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
U.S. Treasury securities	$200,013	$100	$100	$100	$200,088
Obligations of the U.S. Government and agencies	195,855	190,453	183,256	175,107	151,044
State & political subdivisions - tax-free	11,162	15,629	17,254	19,746	21,138
State & political subdivisions - taxable	170	170	171	171	172
Mortgage-backed securities	289,890	284,421	292,563	303,902	274,990
Collateralized mortgage obligations	39,252	36,193	36,634	33,980	36,662
Other debt securities	1,100	1,098	1,097	1,097	1,599
Other investments	—	—	—	—	3,509
Total investment securities available for sale, at fair value	$737,442	$528,064	$531,075	$534,103	$689,202

	Unrealized Gain (Loss) on Investment Securities Available for Sale
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
U.S. Treasury securities	$(13)	$—	$—	$—	$11
Obligations of the U.S. Government and agencies	(2,749)	(5,881)	(4,594)	(3,756)	(1,984)
State & political subdivisions - tax-free	(39)	(90)	(57)	(74)	(42)
State & political subdivisions - taxable	(1)	(1)	(1)	(1)	—
Mortgage-backed securities	(4,186)	(7,584)	(6,141)	(5,169)	(968)
Collateralized mortgage obligations	(898)	(1,618)	(1,443)	(1,322)	(934)
Other debt securities	—	(2)	(3)	(3)	(1)
Other investments	—	—	—	—	296
Total unrealized losses on investment securities available for sale	$(7,886)	$(15,176)	$(12,239)	$(10,325)	$(3,622)

	Deposits
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Interest-bearing deposits:
Interest-bearing demand	$664,749	$578,243	$617,258	$529,478	$481,336
Money market	862,644	812,027	814,530	856,072	862,639
Savings	247,081	286,266	291,858	308,925	338,572
Retail time deposits	542,702	561,123	536,287	523,138	532,202
Wholesale non-maturity deposits	55,031	24,040	36,826	63,449	62,276
Wholesale time deposits	325,261	261,164	169,770	171,359	171,929
Total interest-bearing deposits	2,697,468	2,522,863	2,466,529	2,452,421	2,448,954
Noninterest-bearing deposits	901,619	834,363	892,386	863,118	924,844
Total deposits	$3,599,087	$3,357,226	$3,358,915	$3,315,539	$3,373,798

Bryn Mawr Bank Corporation
Detailed Income Statements (unaudited)
(dollars in thousands, except per share data)

	For the Three Months Ended					For the Twelve Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Interest income:
Interest and fees on loans and leases	$44,157	$42,103	$41,689	$40,689	$32,245	$168,638	$120,762
Interest on cash and cash equivalents	83	64	64	53	37	264	174
Interest on investment securities	3,294	3,066	3,001	2,792	2,516	12,153	8,623
Total interest income	47,534	45,233	44,754	43,534	34,798	181,055	129,559
Interest expense:
Interest on deposits	7,048	5,533	4,499	3,472	2,739	20,552	8,748
Interest on short-term borrowings	681	1,096	985	630	579	3,392	1,390
Interest on FHLB advances	331	394	490	562	595	1,777	2,620
Interest on jr. subordinated debentures	342	337	321	288	46	1,288	46
Interest on subordinated notes	1,145	1,144	1,143	1,143	518	4,575	1,628
Total interest expense	9,547	8,504	7,438	6,095	4,477	31,584	14,432
Net interest income	37,987	36,729	37,316	37,439	30,321	149,471	115,127
Provision for loan and lease losses (the "Provision")	2,362	664	3,137	1,030	1,077	7,193	2,618
Net interest income after Provision	35,625	36,065	34,179	36,409	29,244	142,278	112,509
Noninterest income:
Fees for wealth management services	11,017	10,343	10,658	10,308	9,974	42,326	38,735
Insurance commissions	1,459	1,754	1,902	1,693	1,510	6,808	4,589
Capital markets revenue	1,367	710	2,105	666	600	4,848	2,396
Service charges on deposits	798	726	752	713	655	2,989	2,608
Loan servicing and other fees	539	559	475	686	536	2,259	2,106
Net gain on sale of loans	1,606	631	528	518	493	3,283	2,441
Net gain on sale of investment securities available for sale	—	—	—	7	28	7	101
Net gain (loss) on sale of other real estate owned	3	5	111	176	(92)	295	(104)
Dividends on FHLB and FRB stocks	305	375	510	431	290	1,621	939
Other operating income	1,003	3,171	3,034	4,338	1,542	11,546	5,321
Total noninterest income	18,097	18,274	20,075	19,536	15,536	75,982	59,132
Noninterest expense:
Salaries and wages	17,921	16,528	16,240	15,982	13,619	66,671	53,251
Employee benefits	2,977	3,356	2,877	3,708	2,717	12,918	10,170
Occupancy and bank premises	3,135	2,717	2,697	3,050	2,648	11,599	9,906
Furniture, fixtures and equipment	2,370	2,070	2,069	1,898	1,816	8,407	7,385
Advertising	540	349	369	461	386	1,719	1,454
Amortization of intangible assets	997	891	889	879	677	3,656	2,734
Impairment (recovery) of mortgage servicing rights ("MSRs")	101	(23)	(1)	(50)	(94)	27	(45)
Due diligence, merger-related and merger integration expenses	—	389	3,053	4,319	3,507	7,761	6,104
Professional fees	1,526	997	932	748	769	4,203	3,268
Pennsylvania bank shares tax	374	472	473	473	16	1,792	1,294
Information technology	1,340	1,155	1,252	1,195	1,006	4,942	3,581
Other operating expenses	3,564	4,691	4,986	3,367	3,989	16,608	15,293
Total noninterest expense	34,845	33,592	35,836	36,030	31,056	140,303	114,395
Income before income taxes	18,877	20,747	18,418	19,915	13,724	77,957	57,246
Income tax expense	1,746	4,066	3,723	4,630	19,924	14,165	34,230
Net income (loss)	$17,131	$16,681	$14,695	$15,285	$(6,200)	$63,792	$23,016
Net (loss) income attributable to noncontrolling interest	(5)	(1)	7	(1)	—	—	—
Net income (loss) attributable to Bryn Mawr Bank Corporation	$17,136	$16,682	$14,688	$15,286	$(6,200)	$63,792	$23,016

Per share data:
Weighted average shares outstanding	20,225,993	20,270,706	20,238,852	20,202,969	17,632,697	20,234,792	17,150,125
Dilutive common shares	95,290	167,670	174,726	247,525	211,975	155,375	248,798
Weighted average diluted shares	20,321,283	20,438,376	20,413,578	20,450,494	17,844,672	20,390,167	17,398,923
Basic earnings (loss) per common share	$0.85	$0.82	$0.73	$0.76	$(0.35)	$3.15	$1.34
Diluted earnings (loss) per common share	$0.84	$0.82	$0.72	$0.75	$(0.35)	$3.13	$1.32
Dividends paid or accrued per share	$0.25	$0.25	$0.22	$0.22	$0.22	$0.94	$0.86
Effective tax rate	9.25%	19.60%	20.21%	23.25%	145.18%	18.17%	59.79%

Bryn Mawr Bank Corporation
Tax-Equivalent Net Interest Margin (unaudited)
(dollars in thousands, except per share data)

	For the Three Months Ended															For the Twelve Months Ended
	December 31, 2018			September 30, 2018			June 30, 2018			March 31, 2018			December 31, 2017			December 31, 2018			December 31, 2017
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid

Assets:
Interest-bearing deposits with other banks	$38,957	$83	0.85%	$37,467	$64	0.68%	$37,215	$64	0.69%	$38,044	$53	0.56%	$43,962	$37	0.33%	$37,550	$264	0.70%	$34,122	$174	0.51%
Investment securities - available for sale:
Taxable	524,117	3,129	2.37%	514,360	2,960	2.28%	514,966	2,888	2.25%	498,718	2,675	2.18%	465,393	2,394	2.04%	513,114	11,652	2.27%	409,813	8,147	1.99%
Tax-exempt	13,184	70	2.11%	16,056	83	2.05%	18,215	93	2.05%	20,501	100	1.98%	22,640	127	2.23%	16,966	346	2.04%	27,062	575	2.12%
Total investment securities - available for sale	537,301	3,199	2.36%	530,416	3,043	2.28%	533,181	2,981	2.24%	519,219	2,775	2.17%	488,033	2,521	2.05%	530,080	11,998	2.26%	436,875	8,722	2.00%

Investment securities - held to maturity	8,761	9	0.41%	8,378	5	0.24%	7,866	13	0.66%	7,913	12	0.62%	7,510	11	0.58%	8,232	39	0.47%	5,621	34	0.60%
Investment securities - trading	8,203	96	4.64%	8,204	30	1.45%	8,202	22	1.08%	8,339	21	1.02%	4,425	25	2.24%	8,237	169	2.05%	4,185	54	1.29%

Loans and leases *	3,399,484	44,274	5.17%	3,379,699	42,214	4.96%	3,353,339	41,782	5.00%	3,291,212	40,754	5.02%	2,805,255	32,403	4.58%	3,356,295	169,024	5.04%	2,664,944	121,391	4.56%

Total interest-earning assets	3,992,706	47,661	4.74%	3,964,164	45,356	4.54%	3,939,803	44,862	4.57%	3,864,727	43,615	4.58%	3,349,185	34,997	4.15%	3,940,394	181,494	4.61%	3,145,747	130,375	4.14%

Cash and due from banks	13,962			7,587			7,153			10,698			6,855			9,853			13,293
Less: allowance for loan and lease losses	(18,625)			(19,467)			(18,043)			(17,628)			(17,046)			(18,447)			(17,181)
Other assets	424,957			423,864			415,628			388,383			301,673			420,322			274,287

Total assets	$4,413,000			$4,376,148			$4,344,541			$4,246,180			$3,640,667			$4,352,122			$3,416,146

Liabilities:

Interest-bearing deposits:
Savings, NOW and market rate deposits	$1,704,065	$2,883	0.67%	$1,695,214	$2,425	0.57%	$1,722,328	$2,073	0.48%	$1,676,733	$1,479	0.36%	$1,410,461	$897	0.25%	$1,715,239	$8,860	0.52%	$1,383,560	$3,289	0.24%
Wholesale deposits	346,134	1,986	2.28%	256,347	1,329	2.06%	233,714	973	1.67%	231,289	733	1.29%	262,643	822	1.24%	251,384	5,021	2.00%	188,179	2,065	1.10%
Retail time deposits	552,213	2,179	1.57%	541,652	1,779	1.30%	533,254	1,453	1.09%	527,469	1,260	0.97%	358,066	1,020	1.13%	539,934	6,671	1.24%	330,797	3,394	1.03%
Total interest-bearing deposits	2,602,412	7,048	1.07%	2,493,213	5,533	0.88%	2,489,296	4,499	0.72%	2,435,491	3,472	0.58%	2,031,170	2,739	0.53%	2,506,557	20,552	0.82%	1,902,536	8,748	0.46%

Borrowings:
Short-term borrowings	128,429	681	2.10%	208,201	1,096	2.09%	205,323	985	1.92%	172,534	630	1.48%	180,650	579	1.27%	178,582	3,392	1.90%	128,008	1,390	1.09%
Long-term FHLB advances	67,363	331	1.95%	81,460	394	1.92%	102,023	490	1.93%	123,920	562	1.84%	134,605	595	1.75%	93,503	1,777	1.90%	161,004	2,620	1.63%
Subordinated notes	98,497	1,145	4.61%	98,457	1,144	4.61%	98,463	1,143	4.66%	98,430	1,143	4.71%	43,844	518	4.69%	98,462	4,575	4.65%	997	46	4.61%
Jr. subordinated debt	21,553	342	6.30%	21,511	337	6.22%	21,470	321	6.00%	21,430	288	5.45%	3,957	46	4.61%	21,491	1,288	5.99%	33,153	1,628	4.91%
Total borrowings	315,842	2,499	3.14%	409,629	2,971	2.88%	427,279	2,939	2.76%	416,314	2,623	2.56%	363,056	1,738	1.90%	392,038	11,032	2.81%	323,162	5,684	1.76%

Total interest-bearing liabilities	2,918,254	9,547	1.30%	2,902,842	8,504	1.16%	2,916,575	7,438	1.02%	2,851,805	6,095	0.87%	2,394,226	4,477	0.74%	2,898,595	31,584	1.09%	2,225,698	14,432	0.65%

Noninterest-bearing deposits	878,047			866,314			841,676			835,476			771,519			856,506			751,069
Other liabilities	60,393			59,085			52,389			32,465			47,604			55,436			40,109
Total noninterest-bearing liabilities	938,440			925,399			894,065			867,941			819,123			911,942			791,178

Total liabilities	3,856,694			3,828,241			3,810,640			3,719,746			3,213,349			3,810,537			3,016,876

Shareholders' equity	556,306			547,907			533,901			526,434			427,318			541,585			399,270

Total liabilities and shareholders' equity	$4,413,000			$4,376,148			$4,344,541			$4,246,180			$3,640,667			$4,352,122			$3,416,146

Net interest spread			3.44%			3.38%			3.55%			3.71%			3.41%			3.52%			3.49%
Effect of noninterest-bearing sources			0.35%			0.31%			0.26%			0.23%			0.21%			0.28%			0.20%

Tax-equivalent net interest margin		$38,114	3.79%		$36,852	3.69%		$37,424	3.81%		$37,520	3.94%		$30,520	3.62%		$149,910	3.80%		$115,943	3.69%

Tax-equivalent adjustment		$127	0.01%		$123	0.01%		$108	0.01%		$81	0.01%		$199	0.02%		$439	0.01%		$816	0.03%
* Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and leases balances.

Supplemental Information Regarding Accretion of Fair Value Marks

	For the Three Months Ended											For the Twelve Months Ended
	December 31, 2018			September 30, 2018		June 30, 2018		March 31, 2018		December 31, 2017		December 31, 2018		December 31, 2017
(dollars in thousands)	Interest	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate
Loans and leases	Income	$2,492	0.29%	$1,464	0.17%	$1,945	0.23%	$2,702	0.33%	$276	0.04%	$8,603	0.26%	$2,112	0.08%
Retail time deposits	Expense	(279)	(0.20)%	(311)	(0.23)%	(339)	(0.25)%	(380)	(0.29)%	(13)	(0.01)%	(1,309)	(0.24)%	(65)	(0.02)%
Long-term FHLB advances	Expense	34	0.20%	32	0.16%	25	0.10%	15	0.05%	(31)	(0.09)%	106	0.11%	(121)	(0.08)%
Jr. subordinated debt	Expense	42	0.77%	41	0.76%	41	0.77%	40	0.76%	—	—%	164	0.76%	—	—%
Net interest income from fair value marks		$2,695		$1,702		$2,218		$3,027		$320		$9,642		$2,298
Purchase accounting effect on tax-equivalent margin			0.27%		0.17%		0.23%		0.32%		0.04%		0.24%		0.07%

Bryn Mawr Bank Corporation
Appendix - Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Performance Measures (unaudited)
(dollars in thousands, except per share data)

Statement on Non-GAAP Measures: The Corporation believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations and financial condition of the Corporation. Management uses non-GAAP financial measures in its analysis of the Corporation’s performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	As of or For the Three Months Ended					As of or For the Twelve Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Reconciliation of Net Income to Net Income (core):
Net income (loss) attributable to BMBC (a GAAP measure)	$17,136	$16,682	$14,688	$15,286	$(6,200)	$63,792	$23,016
Less: Tax-effected non-core noninterest income:
Gain on sale of investment securities available for sale	—	—	—	(6)	(18)	(6)	(66)
Add: Tax-effected non-core noninterest expense items:
Due diligence, merger-related and merger integration expenses	—	307	2,412	3,412	2,280	6,131	3,968
Add: Federal income tax expense related to re-measurement of net deferred tax asset due to tax reform legislation	31	151	(69)	590	15,193	703	15,193
Net income (core) (a non-GAAP measure)	$17,167	$17,140	$17,031	$19,282	$11,255	$70,620	$42,111

Calculation of Basic and Diluted Earnings per Common Share (core):
Weighted average common shares outstanding	20,225,993	20,270,706	20,238,852	20,202,969	17,632,697	20,234,792	17,150,125
Dilutive common shares	95,290	167,670	174,726	247,525	211,975	155,375	248,798
Weighted average diluted shares	20,321,283	20,438,376	20,413,578	20,450,494	17,844,672	20,390,167	17,398,923
Basic earnings per common share (core) (a non-GAAP measure)	$0.85	$0.85	$0.84	$0.95	$0.64	$3.49	$2.46
Diluted earnings per common share (core) (a non-GAAP measure)	$0.84	$0.84	$0.83	$0.94	$0.63	$3.46	$2.42

Calculation of Return on Average Tangible Equity:
Net income (loss) attributable to BMBC (a GAAP measure)	$17,136	$16,682	$14,688	$15,286	$(6,200)	$63,792	$23,016
Add: Tax-effected amortization and impairment of intangible assets	787	705	702	694	440	2,888	1,777
Net tangible income (numerator)	$17,923	$17,387	$15,390	$15,980	$(5,760)	$66,680	$24,793

Average shareholders' equity	$556,306	$547,907	$533,901	$526,434	$427,318	$541,585	$399,270
Less: Average Noncontrolling interest	681	678	685	683	126	684	—
Less: Average goodwill and intangible assets	(207,893)	(207,880)	(208,039)	(205,529)	(142,652)	(207,343)	(130,791)
Net average tangible equity (denominator)	$349,094	$340,705	$326,547	$321,588	$284,792	$334,926	$268,479

Return on tangible equity (a non-GAAP measure)	20.37%	20.25%	18.90%	20.15%	(8.02)%	19.91%	9.23%

Calculation of Return on Average Tangible Equity (core):
Net income (core) (a non-GAAP measure)	$17,167	$17,140	$17,031	$19,282	$11,255	$70,620	$42,111
Add: Tax-effected amortization and impairment of intangible assets	787	705	702	694	440	2,888	1,777
Net tangible income (core) (numerator)	$17,954	$17,845	$17,733	$19,976	$11,695	$73,508	$43,888

Average shareholders' equity	$556,306	$547,907	$533,901	$526,434	$427,318	$541,585	$399,270
Less: Average Noncontrolling interest	681	678	685	683	126	684	—
Less: Average goodwill and intangible assets	(207,893)	(207,880)	(208,039)	(205,529)	(142,652)	(207,343)	(130,791)
Net average tangible equity (denominator)	$349,094	$340,705	$326,547	$321,588	$284,792	$334,926	$268,479

Return on tangible equity (core) (a non-GAAP measure)	20.40%	20.78%	21.78%	25.19%	16.29%	21.95%	21.86%

Bryn Mawr Bank Corporation
Appendix - Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Performance Measures (unaudited)
(dollars in thousands, except per share data)

Statement on Non-GAAP Measures: The Corporation believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations and financial condition of the Corporation. Management uses non-GAAP financial measures in its analysis of the Corporation’s performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	As of or For the Three Months Ended					As of or For the Twelve Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Calculation of Tangible Equity Ratio (BMBC):
Total shareholders' equity	$564,704	$551,425	$542,503	$533,061	$528,119
Less: Noncontrolling interest	685	678	677	684	683
Less: Goodwill and intangible assets	(207,467)	(208,165)	(208,139)	(207,287)	(205,855)
Net tangible equity (numerator)	$357,922	$343,938	$335,041	$326,458	$322,947

Total assets	$4,652,485	$4,388,442	$4,394,203	$4,300,376	$4,449,720
Less: Goodwill and intangible assets	(207,467)	(208,165)	(208,139)	(207,287)	(205,855)
Tangible assets (denominator)	$4,445,018	$4,180,277	$4,186,064	$4,093,089	$4,243,865

Tangible equity ratio (BMBC)(1)	8.05%	8.23%	8.00%	7.98%	7.61%

Calculation of Tangible Equity Ratio (BMTC):
Total shareholders' equity	$591,695	$582,698	$582,354	$569,670	$559,581
Less: Noncontrolling interest	685	678	677	684	683
Less: Goodwill and intangible assets	(194,715)	(195,337)	(195,245)	(194,316)	(192,807)
Net tangible equity (numerator)	$397,665	$388,039	$387,786	$376,038	$367,457

Total assets	$4,637,481	$4,372,590	$4,378,508	$4,284,334	$4,430,528
Less: Goodwill and intangible assets	(194,715)	(195,337)	(195,245)	(194,316)	(192,807)
Tangible assets (denominator)	$4,442,766	$4,177,253	$4,183,263	$4,090,018	$4,237,721

Tangible equity ratio (BMTC)(1)	8.95%	9.29%	9.27%	9.19%	8.67%

Calculation of Return on Average Assets (core)
Return on average assets (GAAP)	1.54%	1.51%	1.36%	1.46%	(0.68)%	1.47%	0.67%
Effect of adjustment to GAAP net income to core net income	—%	0.04%	0.21%	0.38%	1.91%	0.15%	0.56%
Return on average assets (core)	1.54%	1.55%	1.57%	1.84%	1.23%	1.62%	1.23%

Calculation of Return on Average Equity (core)
Return on average equity (GAAP)	12.22%	12.08%	11.03%	11.78%	(5.76)%	11.78%	5.76%
Effect of adjustment to GAAP net income to core net income	0.02%	0.33%	1.76%	3.07%	16.21%	1.26%	4.79%
Return on average equity (core)	12.24%	12.41%	12.79%	14.85%	10.45%	13.04%	10.55%

Calculation of Tax-equivalent net interest margin adjusting for the impact of purchase accounting
Tax-equivalent net interest margin	3.79%	3.69%	3.81%	3.94%	3.62%	3.80%	3.69%
Effect of fair value marks	0.27%	0.17%	0.23%	0.32%	0.04%	0.24%	0.07%
Tax-equivalent net interest margin adjusting for the impact of purchase accounting	3.52%	3.52%	3.58%	3.62%	3.58%	3.56%	3.62%

(1)	Capital Ratios for the current quarter are to be considered preliminary until the Call Reports are filed.

Bryn Mawr Bank Corporation
Appendix - Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Performance Measures (unaudited)
(dollars in thousands, except per share data)

Statement on Non-GAAP Measures: The Corporation believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations and financial condition of the Corporation. Management uses non-GAAP financial measures in its analysis of the Corporation’s performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	As of or For the Three Months Ended					As of or For the Twelve Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Calculation of Efficiency Ratio:
Noninterest expense	$34,845	$33,592	$35,836	$36,030	$31,056	$140,303	$114,395
Less: certain noninterest expense items*:
Amortization of intangibles	(997)	(891)	(889)	(879)	(677)	(3,656)	(2,734)
Due diligence, merger-related and merger integration expenses	—	(389)	(3,053)	(4,319)	(3,507)	(7,761)	(6,104)
Noninterest expense (adjusted) (numerator)	$33,848	$32,312	$31,894	$30,832	$26,872	$128,886	$105,557

Noninterest income	$18,097	$18,274	$20,075	$19,536	$15,536	$75,982	$59,132
Less: non-core noninterest income items:
Gain on sale of investment securities available for sale	—	—	—	(7)	(28)	(7)	(101)
Noninterest income (core)	$18,097	$18,274	$20,075	$19,529	$15,508	$75,975	$59,031
Net interest income	37,987	36,729	37,316	37,439	30,321	149,471	115,127
Noninterest income (core) and net interest income (denominator)	$56,084	$55,003	$57,391	$56,968	$45,829	$225,446	$174,158

Efficiency ratio	60.35%	58.75%	55.57%	54.12%	58.64%	57.17%	60.61%

Supplemental Loan and Allowance Information Used to Calculate Non-GAAP Measures
Total Allowance	$19,426	$18,684	$19,398	$17,662	$17,525
Less: Allowance on acquired loans	97	72	217	92	50
Allowance on originated loans and leases	$19,329	$18,612	$19,181	$17,570	$17,475

Total Allowance	$19,426	$18,684	$19,398	$17,662	$17,525
Loan mark on acquired loans	17,822	24,964	26,705	32,260	34,790
Total Allowance + Loan mark	$37,248	$43,648	$46,103	$49,922	$52,315

Total Portfolio loans and leases	$3,427,154	$3,381,475	$3,389,501	$3,305,795	$3,285,858
Less: Originated loans and leases	2,885,251	2,752,160	2,700,815	2,564,827	2,487,296
Net acquired loans	$541,903	$629,315	$688,686	$740,968	$798,562
Add: Loan mark on acquired loans	17,822	24,964	26,705	32,260	34,790
Gross acquired loans (excludes loan mark)	$559,725	$654,279	$715,391	$773,228	$833,352
Originated loans and leases	2,885,251	2,752,160	2,700,815	2,564,827	2,487,296
Total Gross portfolio loans and leases	$3,444,976	$3,406,439	$3,416,206	$3,338,055	$3,320,648

*
In calculating the Corporation's efficiency ratio, which is used by Management to identify the cost of generating each dollar of core revenue, certain non-core income and expense items as well as the amortization of intangible assets, are excluded.